Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Nuvelo, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131392, 333-128316, 333-126591, 333-118821, 333-112209, 333-106873, 333-103257, 333-90458 and 333-70134) and the registration statements on Form S-8 (Nos. 333-115747, 333-108563, 333-103055, 333-101276, 333-96313, 333-91471, 333-68172, 333-68170, 333-53089, 333-53087, 333-41663, 333-39194 and 333-08978) of Nuvelo, Inc. and subsidiary of our report dated March 15, 2006, with respect to the consolidated balance sheets of Nuvelo, Inc. and subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2006 annual report on Form 10-K of Nuvelo, Inc.

/s/ KPMG LLP

San Francisco, California

February 27, 2007